EXHIBIT 99.1

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, Ga., April 22, 2011 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $706,000, or $0.08 per diluted share for the first quarter of 2011 compared to first quarter 2010 net income available to shareholders of $334,000 or $0.05 per diluted share. This increase of 111.38 percent in net income for the comparable periods was primarily driven by the reduction in loan loss provision to $1.5 million for the three months ended March 31, 2011 from $3.25 million for the comparable quarterly period in 2010. "Though earnings are not where we want to be or where we need to be, we are pleased to show improvement in earnings compared to the previous year. Our pre-tax, pre-provision core earnings continue to provide solid support for the credit-related expenses needed to address our problem assets. The liquidation of other real estate remains a challenge for the banking industry in this "soft" real estate market and earnings continue to be pressured due to the credit-related expenses associated with carrying and liquidating these properties. Certain economic indicators point toward improvement in U. S. economic fundamentals, thus we remain cautiously optimistic that the real estate market and economy in general will stabilize and provide a much needed boost to the banking industry. Until we reach a level of stabilization, we expect problem assets, charge-offs and credit-related expenses to continue to be elevated and loan demand to remain slow and sluggish. This has been a difficult and challenging environment the past several years and though much progress has been made, we still have much work ahead in reducing our problem assets to an acceptable level and returning to our accustomed earnings standards," said Al D. Ross, President and Chief Executive Officer. "Our goal during 2011 is to make incremental progress and we think that we were able to accomplish that this quarter."

Capital

Colony continues to maintain a favorable capital position to be categorized as "well-capitalized" by regulatory benchmarks. At March 31, 2011, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 8.63 percent, 14.12 percent and 15.39 percent, respectively, compared to the previous quarter end of 8.59 percent, 13.55 percent  and 14.83 percent, respectively, at December 31, 2010. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the first quarter of 2011, the Company reported net interest income of $8.82 million and a net interest margin of 2.98 percent, compared to $9.68 million and 3.16 percent, respectively, for first quarter 2010. While anemic loan demand continues to hamper net interest margin, the Company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance. At the same time the Company is minimizing interest rate risk exposure by extending some liabilities to longer maturities, shortening some assets to shorter durations, and maintaining higher levels of liquidity for balance sheet structuring in anticipation of higher interest rates in the future. Extending liabilities, shortening asset durations and maintaining higher liquidity levels will pressure our net interest margin in the near term, but we feel prudent for interest rate risk management in the current low interest rate environment. Net interest margin decreased slightly to 2.98 percent for first quarter 2011 compared to 3.02 percent for fourth quarter 2010.

Asset Quality

The Company continues to closely monitor our non-performing assets and focus on problem asset resolution. Non-performing assets increased slightly from December 31, 2010 to $51.02 million, or 6.35 percent of total loans and other real estate owned as of March 31, 2011. This compares to $49.26 million, or 5.91 percent as of December 31, 2010 and $53.7 million, or 5.94 percent as of March 31, 2010. The level of non-performing assets ties directly to the elevated risk in our residential, land development and commercial real estate loan portfolio and has resulted in higher than normal loan loss provisions for the past three years. During first quarter 2011, the Company continued its methodology regarding the look-back period for charge-off experience to one year and this resulted in the Company reducing its loan loss provisions from the same year ago period as first quarter 2011 provision for loan losses was $1.50 million compared to $3.25 million for the same 2010 period. Unusually high levels of loan loss provision have been required the past several years as company management addresses asset quality deterioration associated with the housing and real estate downturn.  Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets.

In the first quarter of 2011 net charge-offs were $7.31 million, or 0.92 percent of average loans as compared to net charge-offs of $4.96 million, or 0.55 percent of average loans in first quarter 2010. Restructuring of some non-performing loans during the quarter resulted in significant charge-offs this quarter, but a strategy deemed prudent in bringing resolution with these credits and a return to performing status in the future. The loan loss reserve was $22.47 million on March 31, 2011, or 2.87 percent of total loans compared to $29.70 million on March 31, 2010, or 3.35 percent of total loans.  Management believes that the 2011 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of classified assets to be adequately reserved at March 31, 2011.

Noninterest Income

Total noninterest income decreased in the comparable quarterly periods as first quarter 2011 noninterest income was $2.10 million compared to $2.54 million in the same comparable 2010 period. Gains realized from the sale of securities totaled $396 thousand during first quarter 2011 compared to a gain recorded on security transactions during first quarter 2010 of $781 thousand to primarily account for the decrease. The company has been successful in generating SBA loans during the year and realized $360 thousand from the sale of SBA loans during first quarter 2011 compared to no SBA fee income for the comparable 2010 period. The increased activity with SBA lending has offset the decline in service charge on deposit fee income which has been impacted by recent regulatory changes with Regulation E. SBA lending will continue to be a focus during 2011 to supplement noninterest income. Non-recurring noninterest income of $215 thousand realized in first quarter 2010 from BOLI insurance program was also significant in the comparable periods.

Noninterest Expense

Total noninterest expense decreased to $7.94 million in first quarter 2011 from $8.31 million in first quarter 2010, or a decrease of 4.45 percent. The decrease is primarily attributable to a reduction in credit-related expenses and FDIC insurance assessments. Credit-related expenses including write down and losses on OREO property and repossession and foreclosure expenses decreased to $827 thousand in first quarter 2011 compared to $1.12 million in first quarter 2010, while FDIC insurance assessments decreased to $442 thousand in first quarter 2011 compared to $527 thousand in first quarter 2010.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	03/31/11	03/31/10	03/31/11	03/31/10
Net Interest Income	$8,818	$9,678	$8,818	$9,678
Provision for Loan Losses	1,500	3,250	1,500	3,250
Non-interest Income	2,104	2,540	2,104	2,540
Non-interest Expense	7,939	8,313	7,939	8,313
Income Taxes (Benefits)	427	(29)	427	(29)
Net Income	1,056	684	1,056	684
Preferred Stock Dividend	350	350	350	350
Net Income Available to Common Shareholders	706	334	706	334

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	03/31/11	03/31/10	03/31/11	03/31/10
Common Shares Outstanding	8,442,958	8,445,208	8,442,958	8,445,208
Weighted Average Basic Shares	8,439,220	7,256,062	8,439,220	7,256,062
Weighted Average Diluted Shares	8,439,220	7,256,062	8,439,220	7,256,002
Earnings Per Basic Share (b)	$0.08	$0.05	$0.08	$0.05
Earnings Per Diluted Share (b)	$0.08	$0.05	$0.08	$0.05
Common Book Value Per Share	$7.74	$7.98	$7.74	$7.98
Tangible Common Book Value Per Share	$7.70	$7.94	$7.70	$7.94

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	03/31/11	03/31/10	03/31/11	3/31/2010
Net Interest Margin (a)	2.98%	3.16%	2.98%	3.16%
Return on Average Assets (b)	0.22%	0.10%	0.22%	0.10%
Return on Average Total Equity (b)	3.05%	1.48%	3.05%	1.48%
Efficiency (c)	75.12%	72.40%	75.12%	72.40%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	03/31/11	03/31/10
Total Assets	$1,244,075	$1,300,527
Loans, Net of Reserves	760,450	855,486
Allowance for Loan Losses	22,470	29,696
Intangible Assets	286	322
Deposits	1,030,963	1,056,010
Common Shareholders' Equity	65,316	67,371
Common Equity to Total Assets	5.25%	5.18%
Total Equity	92,860	94,765
Total Equity to Total Assets	7.46%	7.29%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	03/31/11	03/31/10	03/31/11	03/31/10
Total Assets	$1,256,011	$1,303,542	$1,256,011	$1,303,542
Loans, Net of Reserves	794,563	875,839	794,563	875,839
Deposits	1,041,599	1,057,087	1,041,599	1,057,087
Common Shareholders' Equity	65,070	62,963	65,070	62,963
Total Equity	92,594	90,335	92,594	90,335

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	03/31/11	03/31/10	03/31 /11	03/31/10
Nonperforming Loans	$29,792	$34,745	$29,792	$34,745
Nonperforming Assets	51,018	53,723	51,018	53,723
Net Loan Chg-offs (Recoveries)	7,310	4,955	7,310	4,955
Reserve for Loan Loss to Gross Loans	2.87%	3.35%	2.87%	3.35%
Reserve for Loan Loss to Non-performing Loans	75.42%	85.47%	75.42%	85.47%
Reserve for Loan Loss to Non-performing Assets	44.04%	55.28%	44.04%	55.28%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.92%	0.55%	0.92%	0.55%
Nonperforming Loans to Gross Loans	3.81%	3.92%	3.81%	3.92%
Nonperforming Assets to Total Assets	4.10%	4.13%	4.10%	4.13%
Nonperforming Assets to Total Loans And Other Real Estate	6.35%	5.94%	6.35%	5.94%

Quarterly Comparative Data (in thousands, except per share data)

	1Q2011	4Q2010	3Q2010	2Q2010	1Q2010

Assets	$1,244,075	$1,275,658	$1,231,489	$1,251,777	$1,307,527
Loans	760,450	784,909	822,161	827,798	855,486
Deposits	1,030,963	1,059,124	1,005,232	1,008,365	1,056,010
Common Shareholders' Equity	65,316	65,452	68,491	70,654	67,371
Total Equity	92,860	92,958	95,959	98,085	94,765
Net Income	1,056	303	(1,034)	521	684
Net Income Available to Common Shareholders	706	(47)	(1,384)	171	334
Net Income Per Share	0.08	(0.01)	(0.16)	0.02	0.05

Key Performance Ratios	1Q2011	4Q2010	3Q2010	2Q2010	1Q2010

Return on Average Assets (1)	0.22%	(0.01)%	(0.44)%	0.05%	0.10%
Return on Average Total Equity (1)	3.05%	(0.20)%	(5.72)%	0.72%	1.48%
Common Equity to Total Assets	5.25%	5.13%	5.56%	5.64%	5.18%
Total Equity to Total Assets	7.46%	7.29%	7.79%	7.84%	7.29%
Net Interest Margin	2.98%	3.02%	3.09%	3.20%	3.16%

(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)
	March 31, 2011	March 31, 2010
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$18,762	$22,360
Federal Funds Sold	70,896	25,527
Securities Purchased Under Agreements to Resell	5,000	--
	94,658	47,887
Interest-Bearing Deposits	14,736	30,847
Investment Securities
Available for Sale, at Fair Value	292,203	277,919
Held for Maturity, at Cost (Fair Value of $53 and $57 as of Mar. 31, 2011 and Mar. 31, 2010, Respectively)	50	55
	292,253	277,974
Federal Home Loan Bank Stock, at Cost	6,063	6,345
Loans	782,981	885,281
Allowance for Loan Losses	(22,470)	(29,696)
Unearned Interest and Fees	(61)	(99)
	760,450	855,486
Premises and Equipment	26,770	28,457
Other Real Estate	21,094	18,846
Other Intangible Assets	286	322
Other Assets	27,765	34,363
Total Assets	$1,244,075	$1,300,527

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits	$94,859	$80,562
Noninterest-Bearing	936,104	975,448
Interest-Bearing	1,030,963	1,056,010

Borrowed Money	20,000	25,000
Securities Sold Under Agreements to Repurchase	24,229	24,229
Subordinated Debentures	71,981	95,784
Other Borrowed Money	116,210	145,013

Other Liabilities	4,042	4,739

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,544	27,394
Common Stock, Par Value $1; Authorized 20,000,000 Shares, Issued 8,442,958 and 8,445,208 Shares	8,443	8,445
Paid in Capital	29,171	29,117
Retained Earnings	29,147	29,851
Restricted Stock- Unearned Compensation	(30)	(128)
Accumulated Other Comprehensive Loss, Net of Tax	(1,415)	86
	92,860	94,765
Total Liabilities and Stockholders' Equity	$1,244,075	$1,300,527

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Three Months Ended
	03/31/11	03/31/10	03/31/11	03/31/10
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$11,568	$13,432	$11,568	$13,432
Federal Funds Sold and Securities Purchased Under Agreements to Resell	34	26	34	26
Deposits with Other Banks	18	3	18	3
Investment Securities
U. S. Government Agencies	1,843	1,676	1,843	1,676
State, County and Municipal	29	25	29	25
Corporate Obligations/Asset-Backed Sec.	23	56	23	56
Dividends on Other Investments	12	4	12	4
	13,527	15,222	13,527	15,222
Interest Expense
Deposits	3,654	4,440	3,654	4,440
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	167	186	167	186
Borrowed Money	888	918	888	918
	4,709	5,544	4,709	5,544
Net Interest Income	8,818	9,678	8,818	9,678
Provision for Loan Losses	1,500	3,250	1,500	3,250
Net Interest Income After Provision for Loan Losses	7,318	6,428	7,318	6,428

Noninterest Income
Service Charges on Deposits	756	907	756	907
Other Service Charges, Commissions and Fees	315	270	315	270
Mortgage Fee Income	62	61	62	61
Securities Gains	396	781	396	781
Other	575	521	575	521
	2,104	2,540	2,104	2,540
Noninterest Expense
Salaries and Employee Benefits	3,569	3,554	3,569	3,554
Occupancy and Equipment	1,016	1,108	1,016	1,108
Other	3,354	3,651	3,354	3,651
	7,939	8,313	7,939	8,313

Income (Loss) Before Income Taxes	1,483	655	1,483	655
Income Taxes (Benefits)	427	(29)	427	(29)
Net Income (Loss)	1,056	684	1,056	684

Preferred Stock Dividends	350	350	350	350

Net Income (Loss) Available to Common Shareholders	$706	$334	$706	$334
Net Income (Loss) Per Share of Common Stock
Basic	$0.08	$0.05	$0.08	$0.05
Diluted	$0.08	$0.05	$0.08	$0.05
Weighted Average Basic Shares Outstanding	8,439,220	7,256,062	8,439,220	7,256,062
Weighted Average Diluted Shares Outstanding	8,439,220	7,256,062	8,439,220	7,256,062
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002